Exhibit 10.4

PLAINS EXPLORATION & PRODUCTION COMPANY

SUMMARY OF NAMED EXECUTIVE OFFICER

SALARY INCREASES

Effective March 1, 2006

Effective March 1, 2006, the base salaries of each of the named executive officers of Plains Exploration & Production Company was increased as follows: James C. Flores, to $800,000; Thomas M. Gladney and John F. Wombwell, to $500,000. Each executive’s target bonus is equal to his base salary.

Information related to the other elements of total compensation for these executive officers was previously disclosed in Plains Exploration & Production Company’s 2006 Proxy Statement filed March 20, 2006.